Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-180329) and Form S-8 (Registration No. 333-99974, Registration No. 333-86145, Registration No. 333-82772, Registration No. 333-72182, Registration No. 333-98971, Registration No. 333-124422, Registration No. 333-142835 and Registration No. 333-181308) of Arch Capital Group Ltd. of our report dated March 1, 2013 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 8, 2013

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us